UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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Macquarie Funds
We Need Your Help Answering Machine Message

Hello.

We apologize for all the communications you have been receiving regarding your investment in the Macquarie Global Allocation Fund; however, we need your help.

Time is running out. Please contact us as soon as possible at 1-866-721-1324 Monday through Friday between the hours of 9:00am and 11:00pm Eastern Time and Saturday between the hours of 10:00am and 6:00pm Eastern Time. This call will only take a few moments of your time.

The Special Meeting of Shareholders that was originally scheduled to take place on May 6, 2025, has once again been adjourned to June 20, 2025, due to a lack of shareholder participation. Your vote is very important towards helping to ensure the meeting takes place without additional adjournments.

Once we speak with you, you should not receive any further communications from us regarding your vote on this matter.

Thank you and have a good day.